                                                       Exhibit (25)

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                  FORM T-1
                          STATEMENT OF ELIGIBILITY

                   UNDER THE TRUST INDENTURE ACT OF 1939

               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2)_______

                     THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

A National Banking Association                              36-0899825
                                                      (I.R.S. employer
                                                    identification number)
One First National Plaza, Chicago, Illinois                 60670-0126
(Address of principal executive offices)                    (Zip Code)

                     The First National Bank of Chicago
                    One First National Plaza, Suite 0286
                       Chicago, Illinois  60670-0286
          Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)


                            BANPONCE CORPORATION
         (Exact name of co-registrant as specified in its charter)

     Puerto Rico
(State or other jurisdiction of                 66-0416582
incorporation or organization)      (IRS Employer Identification No.)
209 Munoz Rivera Avenue                           00918
Hato Rey, Puerto Rico                           (Zip Code)
(Address of Principal Executive Offices)
                           Debt Securities
                   (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:
            (a) Name and address of each examining or supervision authority to which it is subject.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

            (b) Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
                  No such affiliation exists with the trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.    A copy of the existing by-laws of the trustee.*

            5.    Not applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.    Not applicable.

            9.    Not applicable.

* Exhibits 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 11th day of April, 1995.


                                    The First National Bank of Chicago,
                                          Trustee,


                                    By: /s/ Steven M. Wagner
                                    Steven M. Wagner
                                    Vice President & Senior Counsel
                                    Corporate Trust Services Division

                                 EXHIBIT 6


                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                April 11, 1995


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:
In connection with the qualification of an indenture between BanPonce Corporation and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    By: /s/Steven M. Wagner
                                       Steven M. Wagner
                                       Vice President and Senior Counsel
                                       Corporate Trust Services Division

                                EXHIBIT 7


      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:    The First National Bank of Chicago         Call Date: 12/31/94        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                  Page RC-1
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1994

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.
Schedule RC--Balance Sheet
                                              Dollar Amounts                          C400          <-
                                              in Thousands              RCFD       BIL MIL THOU
ASSETS
1.   Cash and balances due from
     depository institutions
     (from Schedule RC-A):
     a. Noninterest-bearing balances
        and currency and coin(1)  . . . .                               0081        3,776.149       1.a.
      b. Interest-bearing balances(2) . .                               0071        7,670,634       1.b.
2.   Securities
     a. Held-to-maturity securities
        (from Schedule RC-B, column A)  .                               1754          163,225       2.a.
     b. Available-for-sale securities
        (from Schedule RC-B, column D)  .                               1773          533,857       2.b.
3.   Federal funds sold and securities
     purchased under agreements to
     resell in domestic offices of the
     bank and its Edge and Agreement
     subsidiaries, and in IBFs:
     a. Federal Funds sold  . . . . . . .                               0276        4,037,205       3.a.
     b. Securities purchased under
        agreements to resell  . . . . . .                               0277          423,381       3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned
        income (from Schedule RC-C) . . .     RCFD 2122 15,617,618                                  4.a.
     b. LESS: Allowance for loan and lease
        losses  . . . . . . . . . . . . .     RCFD 3123    351,191                                  4.b.
     c. LESS: Allocated transfer risk
        reserve . . . . . . . . . . . . .     RCFD 3128          0                                  4.c.
     d. Loans and leases, net of unearned
        income, allowance, and reserve
        (item 4.a minus 4.b and 4.c)  . .                                2125      15,266,427       4.d.
5.   Assets held in trading accounts  . .                                3545       8,227,304       5.
6.   Premises and fixed assets
     (including capitalized leases) . . .                                2145         512,222       6.
7.   Other real estate owned
     (from Schedule RC-M) . . . . . . . .                                2150          46,996       7.
8.   Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M) . . .                                2130           7,571       8.
9.   Customers' liability to this
     bank on acceptances outstanding  . .                                2155         507,151       9.
10.   Intangible assets
     (from Schedule RC-M) . . . . . . . .                                2143         120,504      10.
11.   Other assets (from Schedule RC-F) .                                2160       1,250,306      11.
12.  Total assets (sum of items 1
     through 11)  . . . . . . . . . . . .                                2170      42,542,932      12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    The First National Bank of Chicago         Call Date: 12/31/94        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                  Page RC-2
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8
Schedule RC-Continued
                                            Dollar Amounts
                                             in Thousands                         BIL MIL THOU
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of
         totals of columns A and C
         from Schedule RC-E, part 1)  . .                            RCON 2200      15,103,504      13.a.
         (1) Noninterest-bearing(1) . . .     RCON 6631  6,129,078                                  13.a.(1)
         (2) Interest-bearing . . . . . .     RCON 6636  8,974,426                                  13.a.(2)
      b. In foreign offices, Edge and
         Agreement subsidiaries, and
         IBFs (from Schedule RC-E,
         part II) . . . . . . . . . . . .                            RCFN 2200      10,633,999      13.b.
         (1) Noninterest bearing  . . . .     RCFN 6631    460,916                                  13.b.(1)
         (2) Interest-bearing                 RCFN 6636 10,173,083                                  13.b.(2)
14.   Federal funds purchased and
      securities sold under agreements
      to repurchase in domestic offices
      of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
      a. Federal funds purchased  . . . .                            RCFD 0278       2,883,499      14.a.
      b. Securities sold under agreements
         to repurchase  . . . . . . . . .                            RCFD 0279         502,401      14.b.
15.   a. Demand notes issued to the U.S.
         Treasury . . . . . . . . . . . .                            RCON 2840         112,289      15.a.
      b. Trading Liabilities.................                        RCFD 3548       4,798,720      15.b.
16.   Other borrowed money:
      a. With original maturity of one year
         or less  . . . . . . . . . . . .                            RCFD 2332       2,355,421      16.a.
      b. With original  maturity of more
         than one year  . . . . . . . . .                            RCFD 2333         382,801      16.b.
17.   Mortgage indebtedness and obligations
      under capitalized leases  . . . . .                            RCFD 2910         275,794      17.
18.   Bank's liability on acceptance
      executed and outstanding  . . . . .                            RCFD 2920         507,151      18.
19.   Subordinated notes and debentures .                            RCFD 3200       1,225,000      19.
20.   Other liabilities (from Schedule
      RC-G) . . . . . . . . . . . . . . .                            RCFD 2930         860,989      20.
21.   Total liabilities (sum of items
      13 through 20)  . . . . . . . . . .                            RCFD 2948      39,641,568      21.
22.   Limited-Life preferred stock and
      related surplus . . . . . . . . . .                            RCFD 3282               0      22.
EQUITY CAPITAL
23.   Perpetual preferred stock and
      related surplus . . . . . . . . . .                            RCFD 3838               0      23.
24.   Common stock  . . . . . . . . . . .                            RCFD 3230         200,858      24.
25.   Surplus (exclude all surplus
      related to preferred stock) . . . .                            RCFD 3839       2,273,657      25.
26.   a. Undivided profits and capital
         reserves . . . . . . . . . . . .                            RCFD 3632         431,545      26.a.
      b. Net unrealized holding gains
         (losses) on available-for-sale
         securities . . . . . . . . . . .                            RCFD 8434         ( 4,184)     26.b.
27.   Cumulative foreign currency
      translation adjustments . . . . . .                            RCFD 3284            (512)     27.
28.   Total equity capital (sum of items
      23 through 27)  . . . . . . . . . .                            RCFD 3210       2,901,364      28.
29.   Total liabilities, limited-life
      preferred stock, and equity capital
      (sum of items 21, 22, and 28) . . .                            RCFD 3300      42,542,932      29.

Memorandum
To be reported only with the March
Report of Condition.

1.    Indicate in the box at the right the number
      of the statement below that best describes
      the most comprehensive level of auditing work
      performed for the bank by independent                                  Number
      external auditors as of any date during 1993..............           RCFD 6724  N/A          M.1.


1 = Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank       authority)
2 = Independent audit of the bank's parent holding company      5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing        auditors
    standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company            auditors
    (but not on the bank separately)                            7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.